DENMARK BANCSHARES, INC.

                                   EXHIBIT (23.1)

                           CONSENT OF WILLIAMS YOUNG, LLC



       Williams Young, LLC
       2901 West Beltline Highway
       P.O. Box 8700
       Madison, WI  53708
       1-608-274-8085


       INDEPENDENT AUDITORS' CONSENT

       Shareholders and Board of Directors

       Denmark Bancshares, Inc.

       We consent to the inclusion of our report dated February 10, 2000, relating to the consolidated statements of financial condition of Denmark Bancshares, Inc. and subsidiaries as of December 31, 1999, 1998, and 1997, and the related consolidated statements of income, shareholders' equity and cash flows and the related schedules for each of the years in the three year period ended December 31, 1999 in the Form 10-K of Denmark Bancshares, Inc. for the fiscal year ended December 31, 1999 and to the use of our name in such form.

       WILLIAMS YOUNG, LLC

       (signature of Williams Young)

       Madison, Wisconsin
       March 14, 2000